UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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FPA FUNDS TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FPA FUNDS TRUST'S
FPA CRESCENT FUND

11400 West Olympic Boulevard, Suite 1200
Los Angeles, California 90064-1550

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on Friday, October 29, 2010

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of FPA Funds Trust's FPA Crescent Fund (the "Fund"), will be held at the offices of First Pacific Advisors, LLC, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550, on Friday, October 29, 2010, at 10:00 a.m. Pacific Time, to consider and vote on the following matters:

1. Election of the Board of Trustees (six Trustees);

2. Approval of a proposed revision to the Fund's fundamental investment policy on purchasing and selling commodities; and

3. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

Your Trustees recommend that you vote FOR all items.

August 31, 2010, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock of record at the close of business on that date will be entitled to vote.

By Order of the Board of Trustees

SHERRY SASAKI

Secretary

September 30, 2010

It is requested that you promptly execute the enclosed proxy and return it in the enclosed envelope thus enabling the Fund to avoid unnecessary expense and delay. No postage is required if mailed in the United States. You may also vote the enclosed proxy by telephone or over the Internet. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

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FPA FUNDS TRUST'S
FPA CRESCENT FUND

11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board" or "Board of Trustees", and each member of the Board, a "Trustee") of FPA Funds Trust's FPA Crescent Fund (the "Fund"), of proxies to be voted at a special meeting of shareholders of the Fund to be held at 10:00 a.m. Pacific Time on Friday, October 29, 2010, at the offices of First Pacific Advisors, LLC (the "Adviser" or "FPA"), 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550 (the "Meeting"), and at any and all adjournments thereof. The Meeting will be held for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying materials are being mailed by the Board on or about September 30, 2010.

The Fund is organized as a Delaware business trust. In addition, the Fund is a registered investment company.

If you hold shares in your name as a record holder, you may vote your shares by proxy through the mail, telephone, or Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur costs such as telephone and Internet access charges. Submitting your proxy will not limit your right to vote in person at the Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund at the above address, or by faxing to the Secretary at (310) 996-5450. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendations thereon. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of FPA or Boston Financial Data Services, Inc., the Fund's Transfer Agent ("BFDS"). The cost of solicitation of proxies will be borne by the Fund, which will reimburse banks, brokerage firms, nominees, fiduciaries, and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Fund. In addition, the Fund has engaged BFDS to assist in proxy solicitation and collection, and has agreed to pay such firm approximately $134,000, plus out-of-pocket costs. This Proxy Statement was first mailed to shareholders on or about September 30, 2010. The Fund's annual report to shareholders for the year ended March 31, 2010, may be viewed at www.eproxy.com/fpac or may be obtained upon written request made to the Secretary of the Fund.

On August 31, 2010 (the record date for determining shareholders entitled to notice of and to vote at the Meeting), there were 153,132,081 shares of Common Stock outstanding, no par value. On August 31, 2010, the net assets of the Fund were $3,724,441,080. Shareholders of the Fund are entitled to one vote per share. As of August 31, 2010, no person is known by management to own beneficially or of record as much as 5% of the outstanding Common Stock, except the following persons.

Title of Class	Name & Address of Beneficial Owner	Number of Shares Held	Percent of Class
Common Stock	Pershing LLC 1 Pershing Plaza Jersey City, New Jersey 07399-0001	9,495,767	6.20%

Common Stock	Merrill Lynch, Pierce, Fenner & Smith Incorporated 4800 Dear Lake Drive East Jacksonville, Florida 32246-6484	13,403,074	8.75%

Common Stock	Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, California 94104-4151	41,462,706	27.08%

The foregoing broker-dealers and/or investment advisory firms advise that the shares are held for the benefit of their customers.

Annual reports are sent to shareholders of record of the Fund following the Fund's fiscal year end. The Fund's annual report is available at www.eproxy.com/fpac, and the Fund will furnish, without charge, a copy of its annual report and most recent semi-annual report succeeding the annual report, if any, to a shareholder upon request. Such written or oral requests should be directed to the Fund at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550, or call (800) 982-4372 ext. 419. Please note that only one annual report or Proxy Statement may be delivered to two or more shareholders of the Fund who share an address, unless the Fund has received instructions to the contrary. To request a separate copy of an annual report or this Proxy

Statement, or for instructions as to how to request a separate copy of these documents or as to how to request a single copy if multiple copies of these documents are received, shareholders should contact the Fund at the address and phone number set forth above.

1. ELECTION OF THE BOARD OF TRUSTEES

The Fund's Board of Trustees is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications who collectively have a strong knowledge of business and financial matters and are committed to helping the Fund achieve its investment objective while acting in the best interests of the Fund's shareholders. Several members of the Board have had long and continued service with the Fund. As noted in the table below, the nominees bring a variety of experiences and qualifications through their business backgrounds in the fields of accounting, consulting and strategic planning, education, entertainment, and investment management. The Board believes that each particular nominee's financial and business experience give him the qualifications and skills to serve as a Trustee.

At the Meeting, six Trustees are to be elected to serve until the next meeting of shareholders or until their successors are duly elected and qualified. The six nominees receiving the highest number of votes will be elected. Unless otherwise instructed, the proxy holders intend to vote proxies received by them for the six nominees named below. The affirmative votes of a majority of the shares present in person or represented by proxy at the Meeting are required to elect each Trustee. The following schedule sets forth certain information regarding each nominee for election as Trustee.

Name, Address* & Age	Position(s) Held With Fund	Year First Elected as Trustee of the Fund	Principal Occupation(s) During Past 5 Years (4)	Number of FPA Fund Boards on Which Trustee Services	Other Directorships Held by Trustees
"Non-Interested" Trustees

Willard H. Altman, Jr., 74 (1,2)	Trustee & Chairman of the Board	2002	Former Partner of Ernst & Young LLP, a public accounting firm. Director of FPA Capital Fund, Inc., of FPA Paramount Fund, Inc., of FPA Perennial Fund, Inc., of FPA New Income, Inc., and of Source Capital, Inc. for more than the past five years (3). Vice President of Evangelical Council for Financial Accountability, an accreditation organization for Christian non-profit entities, from 1995 to 2002.	6	0

Thomas P. Merrick, 73 (1,2)	Trustee	July 2009	Private consultant. President of Strategic Planning Consultants for more than the past five years. Director of Source Capital, Inc. (since February 2006), of FPA Paramount Fund, Inc. (since January 2008), of FPA Perennial Fund, Inc. (since January 2008), of FPA Capital Fund, Inc. (since July 2009), and of FPA New Income, Inc. (since July 2009) (3). Former Executive Committee member and Vice President of Fluor Corporation, responsible for strategic planning, from 1993 to 1998.	6	0

Alfred E. Osborne Jr., 65 (1,2)	Trustee	2002	Senior Associate Dean of the UCLA Anderson Graduate School of Management. Dr. Osborne has been at UCLA since 1972. Director of FPA Capital Fund, Inc. and of FPA New Income, Inc. for more than the past five years (3).	3	Independent Directors Council, Kaiser Aluminum, Wedbush, Inc. and Heckmann Corporation

Patrick B. Purcell, 67 (1,2)	Trustee	2006	Retired. Former Consultant from March 1998 to August 2000, and Executive Vice President, Chief Financial and Administrative Officer from 1989 to March 1998, of Paramount Pictures. Director of FPA Capital Fund, Inc. (since May 2006), of FPA New Income, Inc. (since May 2006), and of Source Capital, Inc. (since May 2010) (3).	4	The Ocean Conservancy and The Motion Picture and Television Fund

Name, Address* & Age	Position(s) Held With Fund	Year First Elected as Trustee of the Fund	Principal Occupation(s) During Past 5 Years (4)	Number of FPA Fund Boards on Which Trustee Services	Other Directorships Held by Trustees
Allan M. Rudnick, 70 (1,2)	Trustee	January 2010	Private investor. Formerly, Co-Founder and Chief Investment Officer of Kayne Anderson Rudnick Investment Management ("KAR") in 1989. Prior to his retirement in December 2007, Mr. Rudnick served as President (1995), Chief Executive Officer and Chairman of the Board (2006) of KAR. Director of FPA Capital Fund, Inc. (since January 2010) and of FPA New Income, Inc. (since January 2010) (3).	3	California Council on Economic Education

"Interested" Trustees

Steven T. Romick, 47**	Trustee, President & Chief Investment Officer	2002	Partner of First Pacific Advisors, LLC (since October 2006). Senior Vice President of First Pacific Advisors, Inc. from March 1996 to September 2006.	1	Arden Group, Inc.

  *  The address for each Trustee is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

  **  "Interested person" within the meaning of the Investment Company Act of 1940 ("Act" or "1940 Act") by virtue of his affiliation with FPA.

  (1)  Member of the Audit Committee of the Board of Trustees.

  (2)  Member of the Corporate Responsibility Committee of the Board of Trustees.

  (3)  FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc., and Source Capital, Inc. are other investment companies advised by FPA ("FPA Funds"). See "Information Concerning FPA" herein.

  (4)  "Principal Occupation" includes all positions held with the affiliates of the Fund during the past five years.

All nominees have consented to being named in this Proxy Statement and have indicated their intention to serve if elected. Should any nominee for Trustee withdraw or otherwise become unavailable for reasons not presently known, it is intended that the proxy holders will vote for the election of such other person or persons as the Board of Trustees may designate.

The Board of Trustees has designated the members identified by footnote (1) to the preceding table as the Audit Committee of the Board. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Audit Committee makes recommendations to the Board of Trustees concerning the selection of the Fund's independent registered public accounting firm and reviews with such firm the results of the annual audit, including the scope of auditing procedures, the adequacy of internal controls, and compliance by the Fund with the accounting, recording, and financial reporting requirements of the 1940 Act. In each instance, before an accountant has been engaged by the Fund, the engagement has been approved by the Audit Committee. The Audit Committee met four times during the last fiscal year. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is attached as Exhibit A hereto. The Audit Committee Charter is available, without charge, upon request by calling (800) 982-4372.

The Board recommends that shareholders vote "FOR" the nominated Trustees.

AUDIT COMMITTEE REPORT

To the Board of Trustees of
FPA Funds Trust:  May 7, 2010

Our Committee has reviewed and discussed with management of the Fund and Deloitte & Touche LLP, the independent registered public accounting firm of the Fund, the audited financial statements of the Fund as of March 31, 2010, and the financial highlights for the year then ended (the "Audited Financial Statements"). In addition, we have discussed with Deloitte & Touche LLP the matters required by Codification of Statements on Auditing Standards No. 114 regarding communications with audit committees.

The Committee also has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Public Company Accounting Oversight Board (United States) Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence), and we have discussed with that firm its independence from the Fund. We also have discussed with management of the Fund and the independent registered public accounting firm such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Fund's internal controls and the financial reporting process. Deloitte & Touche LLP is responsible for performing an independent audit of the Fund's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of Deloitte & Touche LLP with respect to the Audited Financial Statements, and relying thereon, we have recommended to the Fund's Board of Trustees the inclusion of the Audited Financial Statements in the Fund's Annual Report to Shareholders for the year ended March 31, 2010, for filing with the Securities and Exchange Commission.

Audit Committee:

Patrick B. Purcell, Chairman
Willard H. Altman, Jr.
Thomas P. Merrick
Alfred E. Osborne, Jr.
Allan M. Rudnick

The Board of Trustees has designated the members identified by footnote (2) to the preceding table as the Corporate Responsibility Committee. No member is considered an "interested person" of the Fund within the meaning of the 1940 Act. The Corporate Responsibility Committee recommends to the full Board of Trustees nominees for election as Trustees of the Fund to fill vacancies on the Board, when and as they occur. The Corporate Responsibility Committee periodically reviews such issues as the Board's composition and compensation and other relevant issues, and recommends any appropriate changes to the full Board of Trustees. While the Corporate Responsibility Committee expects to be able to identify from its own resources an ample number of qualified candidates, it will review recommendations from shareholders of persons to be considered as nominees to fill future vacancies. Such recommendations must be made in writing to the Corporate Responsibility Committee of the Fund, addressed to the Fund's Secretary, and accompanied by complete biographical and occupational data of the prospective nominee for consideration of his or her name by the Corporate Responsibility Committee. The determination of nominees recommended by the Corporate Responsibility Committee is within the sole discretion of the Corporate Responsibility Committee, and the final selection of nominees is within the sole discretion of the Board. Therefore, no assurance can be given that persons recommended by shareholders will be nominated as Trustees. The Corporate Responsibility Committee currently has no charter. The Corporate Responsibility Committee met four times during the last fiscal year.

The Corporate Responsibility Committee is responsible for searching for Trustee candidates that meet the evolving needs of the Board of Trustees. Trustee candidates must have the highest personal and professional ethics and integrity. Additional criteria weighed by the Corporate Responsibility Committee in the Trustee identification and selection process include the relevance of a candidate's experience in investment company and/or public company businesses, enterprise or business leadership and managerial experience, broad economic and policy knowledge, the candidate's independence from conflict or direct economic relationship with the Fund, financial literacy and knowledge, and the candidate's ability and willingness to devote the proper time to prepare for, attend and participate in discussions in meetings. The Committee also takes into account whether a candidate satisfies the criteria for independence under the rules and regulations of the 1940 Act, and if a nominee is sought for service on the Audit Committee, the financial and accounting expertise of a candidate, including whether the candidate would qualify as an Audit Committee financial expert. While the Corporate Responsibility Committee does not have a formal policy respecting diversity on the Board of Trustees, consideration is given to nominating persons with different perspectives and experience to enhance the deliberation and decision-making processes of the Board of Trustees.

During the Fund's fiscal year ended March 31, 2010, the Board of Trustees held five meetings. Each Trustee attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Trustees during the time he has been a Trustee, and (2) the total number of meetings held by all Committees of the Board on which he served.

Corporate Governance

As noted above, the Fund has adopted a charter for its Audit Committee. The Board has also adopted a Code of Ethics, which applies to, among others, all of the Fund's officers and Trustees, as well as a Code of Ethics for Senior Executive and Financial Officers that applies to and has been signed by all officers of the Fund, including the Principal Executive Officer and Principal Financial Officer of the Fund. These materials are available on the website of the Securities and Exchange Commission, www.sec.gov, or without charge, upon request, by calling (800) 982-4372.

Leadership Structure and Responsibilities of the Board and its Committees

The Board of Trustees has general oversight responsibility with respect to the Fund's business and affairs. Although the Board has delegated day-to-day oversight to the Adviser, all Fund operations are supervised by the Fund's Board, which meets quarterly. The Board is currently composed of six Trustees, including five Trustees who are not "interested persons" of the Fund, as that term is defined in the 1940 Act (each an "Independent Trustee"). The Board holds executive sessions (with and without partners and/or employees of the Adviser) in connection with its regularly scheduled Board meetings, and the Independent Trustees frequently correspond with each other in between meetings to discuss specific matters that may require attention at or prior to the Board's next regularly scheduled meeting. The Audit Committee of the Board of Trustees meets quarterly at regularly scheduled meetings and the Corporate Responsibility Committee meets at least twice a year. The Independent Trustees have retained "independent legal counsel" as defined in the 1940 Act.

The Board has appointed an Independent Trustee to serve in the role of Chairman. The Chairman's primary role is to preside at all meetings of the Board. The Chairman participates in the preparation for meetings of the Board in coordination with the Treasurer of the Fund. They have frequent discussions regarding matters related to the preparation of the agenda for Board meetings (with input from the Independent Trustees, Fund Counsel and other Fund officers), determining which matters need to be acted upon by the Board, and ensuring that the Board obtains all the information necessary to perform its functions and take actions. The Treasurer of the Fund also acts, with the assistance of staff, as a liaison with service providers, officers, attorneys, and the Independent Trustees between meetings. Except for any duties specified herein or pursuant to the Fund's By-Laws, the duties of the Chairman will not reduce the responsibilities that must be discharged by any other Trustee.

The Fund's Board is comprised of individuals with considerable and varied business experiences, backgrounds, skills, and qualifications who collectively have a strong knowledge of business and financial matters and are committed to helping the Fund achieve its investment objective while acting in the best interests of the Fund's shareholders. Several members of the Board have had long and continued service with the Fund. Of the nominees for Independent Trustee, Messrs. Altman and Osborne have served for more than eight years, Mr. Purcell has served the Fund for more than four years, Mr. Merrick has served since July 2009, and Mr. Rudnick has served since January of this year. In addition, the Board has taken into account the actual service, commitment and participation of each Trustee during his past tenure with the Fund in concluding that each nominee should serve as a Trustee. As noted in the table above, the Trustees bring a variety of experiences and qualifications through their business backgrounds. Mr. Altman, currently retired, was employed for more than 26 years as a partner of a public accounting firm, and has more than 12 years experience with other FPA Funds as a Director. Mr. Merrick, a private consultant, has more than 17 years experience in the areas of consulting and strategic planning of a public company, and has more than four years experience with other FPA Funds as a Director. Dr. Osborne, currently Senior Associate Dean of the UCLA Anderson Graduate School of Management, has more than 38 years of experience in the area of education, and has more than 11 years of experience with other FPA Funds as a Director. Mr. Purcell, currently retired, has more than 21 years experience in the area of entertainment in various consulting, administrative, and financial capacities, and has more than four years of experience with other FPA Funds as a Director. Mr. Rudnick, currently a private investor, has more than 21 years experience in the area of investment management, and has served as a Director of other FPA Funds since January 2010. The Board believes that each particular Trustee's financial and business experience gives him the qualifications and skills to serve as a Trustee.

The Board of Trustee has delegated day-to-day Fund management and risk oversight to the Adviser, which is responsible for managing all Fund operations and the Fund's risk management processes. The Board oversees the processes implemented by the Adviser or other service providers to manage relevant risks and considers risk management issues as part of its responsibilities throughout the year at regular meetings. The Audit Committee also considers risk management issues affecting the Fund's financial reporting and controls at its regular meetings throughout the year. The Adviser and other service providers prepare regular reports for Board and Audit Committee meetings that address a variety of risk-related matters, and the Board as a whole or the Audit Committee may also receive special written reports or presentations on a variety of risk issues at their request. For example, the portfolio manager of the Fund meets regularly with the Board to discuss portfolio performance, including investment risk, counterparty risk and the impact on the Fund of investments in particular securities. The Adviser also prepares reports for the Board regarding various issues, including valuation and liquidity.

The Board has also appointed a chief compliance officer ("CCO") for the Fund. The CCO reports directly to the Board and participates in the meetings of the Board. The Independent Trustees meet quarterly in executive session with the CCO, and the CCO prepares and presents periodic written compliance reports which update compliance activities to date and results thereon. Additionally, the CCO presents an annual report to the Board in accordance with the Fund's compliance policies and procedures. The CCO would report any material risk, should it arise to the Board. The CCO is also the CCO of the Adviser.

During the fiscal year ended March 31, 2010, the Fund did not pay any salaries directly to officers but paid an investment advisory fee to FPA as described herein. No compensation is paid by the Fund to any officer or Trustee who is a partner, officer or employee of the Adviser or its affiliates. Effective January 1, 2010, the Fund pays annual fees of $10,000 to Trustees who are not affiliated with the Adviser, plus $1,500 for each Board of Trustees meeting attended and $750 for each Committee meeting held on a day other than a Board meeting. Additionally, the Chairman receives annual fees of $4,000. Prior to January 1, 2010, the Fund paid $8,000 to Trustees who are not affiliated with the Adviser, plus $1,500 for each Board of Trustees meeting attended. During the fiscal year ended March 31, 2010, the Trustees then in office received as a group $78,515 in Trustees' fees. The following information relates to Trustee compensation.

No pension or retirement benefits are accrued as part of Fund expenses. The Fund reimburses certain expenses of the Trustees who are not affiliated with the Adviser.

Name	Aggregate Compensation From the Fund	Total Compensation From All FPA Funds, Including the Fund
"Non-Interested" Trustees
Willard H. Altman, Jr.	$17,000	$95,250[1]
Thomas P. Merrick (elected July 2009).	10,348	78,294[1]
Alfred E. Osborne, Jr.	16,000	45,000[2]
Patrick B. Purcell	16,000	45,000[2]
Allan M. Rudnick (elected January 2010)	4,000	12,000[2]
Lawrence J. Sheehan (retired February 2010)	15,167	89,751[1]
"Interested" Trustees
Steven T. Romick	0	0

  (1)  Includes compensation from the Fund, four open-end investment companies, and one closed-end investment company.

  (2)  Includes compensation from the Fund and two open-end investment companies.

Fund Shares Owned by Trustees as of August 31, 2010*

Name	Dollar Range of Fund Shares Owned	Aggregate Dollar Ranges of Shares Owned in All FPA Funds Overseen byTrustee
"Non-Interested" Trustees
Willard H. Altman, Jr.	Over $100,000	Over $100,000
Thomas P. Merrick.	$10,001 to $50,000	$50,001 to $100,000
Alfred E. Osborne, Jr.	$10,001 to $50,000	Over $100,000
Patrick B. Purcell	Over $100,000	Over $100,000
Allan M. Rudnick	Over $100,000	Over $100,000
"Interested" Trustees
Steven T. Romick	Over $100,000	Over $100,000

  *  All officers and Trustees of the Fund as a group owned beneficially less than 1% of the outstanding shares of the Fund.

The following information relates to the executive officers of the Fund who are not Trustees of the Fund. Each officer also serves as an officer of FPA. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550.

Name and Position With Fund	Principal Occupation During Past Five Years (1)	Age	Officer Since
Eric S. Ende (Vice President)	Partner of FPA (since October 2006); Director, President and Portfolio Manager for more than the past five years of FPA Perennial Fund, Inc.; Director, President and Chief Investment Officer for more than the past five years of Source Capital, Inc.; Director, President and Portfolio Manager for more than the past five years of FPA Paramount Fund, Inc.; and Vice President of FPA Capital Fund, Inc. and of FPA New Income, Inc. for more than the past five years. Senior Vice President of First Pacific Advisors, Inc. from December 1994 to September 2006.	65	2002

J. Richard Atwood (Treasurer)	Partner, Chief Operating Officer, Chief Financial Officer and Treasurer of FPA (since October 2006); Director, President, Chief Executive Officer, Chief Compliance Officer, Chief Financial Officer and Treasurer for more than the past five years of FPA Fund Distributors, Inc.; and Treasurer of each FPA Fund for more than the past five years. Director, Principal, Chief Operating Officer and Chief Financial Officer (from January 1997) of First Pacific Advisors, Inc. from May 2000 to September 2006.	50	2002

Sherry Sasaki (Secretary)	Assistant Vice President and Secretary of FPA for more than the past five years, and Secretary of FPA Fund Distributors, Inc. for more than the past five years. Ms. Sasaki also has served as Secretary of each FPA Fund for more than the past five years. Assistant Vice President (from December 1992) and Secretary (from June 1991) of First Pacific Advisors, Inc. to September 2006.	55	2002

Christopher H. Thomas (Chief Compliance Officer)	Vice President and Chief Compliance Officer of FPA; Director, Vice President and Controller of FPA Fund Distributors, Inc.; and Chief Compliance Officer of each FPA Fund for more than the past five years. Controller of FPA from March 1995 to December 2005; and Assistant Treasurer of each FPA Fund from April 1995 (except from September 2002 for the Fund) to February 2006. Controller from March 1995 to December 2005, and Vice President (from March 1995) and Chief Compliance Officer (from August 2004) of First Pacific Advisors, Inc. to September 2006; and Assistant Treasurer of each FPA Fund from April 1995 (except from August 2002 for the Fund) to February 2006.	53	2002

(1)  "Principal Occupation" includes all positions held with affiliates of the Fund during the past five years.

Information Concerning Independent Registered Public Accounting Firm

The Board of Trustees, including a majority of the Trustees who are not considered "interested persons" of the Fund as defined in the 1940 Act (the "Independent Board Members"), has selected Deloitte & Touche LLP to serve as the Fund's independent registered public accounting firm for the fiscal year ending March 31, 2011. The employment of such firm is conditioned upon the right of the Fund, by vote of a majority of its outstanding voting securities, to terminate such employment forthwith without any penalty. Deloitte & Touche LLP has served as the independent registered public accounting firm for the Fund since November 11, 2002. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to any appropriate questions from shareholders.

Audit Fees

Aggregate fees paid to Deloitte & Touche LLP for professional services for the audit of the Fund's annual financial statements during the fiscal years ended March 31, 2009 and 2010, and the reviews of the financial statements included in the Fund's filings on Form N-SAR for those fiscal years, were $41,000 and $42,600, respectively.

Tax Fees

Aggregate fees for tax services by Deloitte & Touche LLP to the Fund during the fiscal years ended March 31, 2009 and 2010, were $6,875 and $7,150, respectively, in connection with the preparation and review of the federal and state tax returns for the Fund.

No other services were provided to the Fund by Deloitte & Touche LLP.

Information Concerning FPA

First Pacific Advisors, LLC, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064-1550. FPA is a Delaware limited liability company that, together with its predecessor organizations, has been in the investment advisory business since 1954 and has served as the Fund's investment adviser since March 1, 1996. Under the Investment Advisory Agreement ("Advisory Agreement"), the Fund, which had net assets of $3,450,995,328 on June 30, 2010, pays an advisory fee at the annual rate of 1.00% of the Fund's average daily net assets, and pays the Adviser a fee of 0.10% of average daily net assets for the provision of financial services. The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to Source Capital, Inc., a publicly traded closed-end investment company, which had net assets of $466,357,860 at June 30, 2010. Source Capital, Inc. pays an advisory fee at the annual rate of 0.725% on the first $100 million of its net assets, 0.700% on the next $100 million of its net assets, and 0.675% on any net assets in excess of $200 million. The Adviser also advises FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc., open-end investment companies, which had net of assets of $993,379,820, $4,194,749,040, $217,430,818, and $223,297,617, respectively, at June 30, 2010. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc., equal 0.75% of the first $50 million of each such fund's average daily net assets and 0.65% on the average daily net assets of each such fund in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA also advises institutional accounts. The Adviser had total assets under management of over $13 billion at June 30, 2010.

The management committee of the Adviser is comprised of three Managing Partners, J. Richard Atwood, Steven T. Romick, and Robert L. Rodriguez. Thomas H. Atteberry, Dennis M. Bryan, Rikard B. Ekstrand, Eric S. Ende, and Steven R. Geist are the other partners of the Adviser.

2. APPROVAL OF A REVISION TO THE FUNDAMENTAL INVESTMENT POLICY ON
PURCHASING AND SELLING COMMODITIES

The 1940 Act requires all mutual funds to adopt certain specific investment policies, referred to as "fundamental" policies that may be changed only by shareholder vote. We are asking shareholders to adopt a revision to the Fund's fundamental policy on purchasing and selling commodities. FPA has recommended and the Board has approved an amendment to this current fundamental policy as described below. The proposed revision will provide the Fund with greater flexibility to respond to future legal, regulatory, market or technical changes. In addition, the revised fundamental policy is expected to enable the Fund to operate more efficiently and to make it easier to monitor compliance, thus, saving money by reducing the need for successive shareholder approvals. There will be no material changes to the Adviser's investment strategies or the Fund's investment objectives should this proposed revision to the Fund's fundamental investment policy be approved by the shareholders.

The Fund's current fundamental policy reads as follows: "The Fund will not purchase or sell commodities or contracts on commodities except that the Fund may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act."

The Board proposes the adoption of a new fundamental policy that would read as follows: "The Fund may purchase or sell commodities or contracts on commodities as permitted under the Investment Company Act of 1940, the rules and regulations thereunder or any exemption therefrom, as such statute, rule or regulation may be amended or interpreted from time to time."

The term "commodity" typically describes physical products—agricultural crops such as wheat, corn, and soybeans; base metals such as copper and aluminum; precious metals such as gold and silver; and energy sources such as oil and natural gas—and intangible financial products—stock and bond futures contracts, stock and bond index futures contracts, foreign currencies, foreign currency forward contracts, and options on any of these.

The Fund's existing commodities policy is more restrictive than required by federal law and limits the Fund because it is currently limited to specifically identified categories of financial instruments, as noted above. The identified categories do not cover all the types of instruments that could be considered commodities and do not cover instruments that may be available for investment in the future and that could assist the Fund in meeting its investment objective.

The 1940 Act and the Internal Revenue Code contain provisions that, as a practical matter, limit how much a mutual fund can invest in commodities. Under the 1940 Act, a fund must be engaged in the business of investing in securities. Commodities are not considered securities under the 1940 Act, and therefore a fund could not invest a majority of its assets in commodities. In addition, the Internal Revenue Code withholds a crucial tax benefit from funds that derive more than 10% of their gross income from "non-qualifying" sources; commodities, depending on how they are used, may be considered non-qualifying. The Fund does not intend to change its approach to investing in commodities in response to the modification of the fundamental policy. Approval of this proposal would replace the Fund's current fundamental policy with a more flexible fundamental policy that would permit the Fund to invest in commodities or contracts on commodities as permitted under the 1940 Act, the rules and regulations thereunder or any exemption therefrom, as such statute, rule or regulation may be amended or interpreted from time to time. If approved by the shareholders of the Fund, this change to the Fund's fundamental investment policy would be disclosed in the Fund's prospectus and statement of additional information. FPA will continue to manage the Fund under the investment objective and policies previously approved by the Board of Trustees and the shareholders, and the proposed amendment is not expected to result in a substantive change to the Fund's risk exposure.

The Board of Directors recommends
that you vote "FOR" this Proposal 2.

The approval of this change to the Fund's fundamental investment policy requires the approval of the holders of a majority of outstanding Fund shares. The 1940 Act defines this majority as the lesser of (a) 67% or more of the voting securities present in person or represented by proxy at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities.

3. OTHER MATTERS

The proxy holders have no present intention of bringing before the Meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Fund any such intention. Neither the proxy holders nor the management of the Fund are aware of any matters which may be presented by others. If any other business shall properly come before the Meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

Voting Requirements

A quorum of shareholders is required to take action at the Meeting. For purposes of the Meeting, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Fund entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the Meeting.

Based on the Fund's interpretation of Delaware law, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal.

Approval of Proposal 2 requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. Under applicable law, the vote of "a majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the voting securities of the Fund that are present at the Meeting or represented by proxy, if holders of shares representing more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of the Fund.

Approval of a proposal will occur only if a sufficient number of votes at the Meeting are cast FOR that proposal. Abstentions are not considered "votes cast" and, therefore, do not constitute a vote FOR. Abstentions effectively result in a vote AGAINST and are disregarded in determining whether a proposal has received enough votes. Broker non-votes will be included for purposes of determining whether a quorum is present at the Meeting, but will be treated as votes not cast, and therefore, will not be counted for purposes of determining whether matters to be voted upon at the Meeting have been approved.

Simultaneous Meetings

The Meeting of shareholders of the Fund is called to be held at the same time as the special meeting of shareholders of FPA New Income, Inc. It is anticipated that such meetings will be held simultaneously. In the event that any Fund shareholder at the Meeting objects to the holding of a simultaneous meeting and moves for an adjournment of the Meeting so that the Meeting of the Fund may be held separately, the person named as proxies will vote in favor of such an adjournment.

Shareholder Proposals

No annual or other special meeting is currently scheduled for the Fund. Mere submission of a shareholder proposal does not guarantee the inclusion of the proposal in the proxy statement or presentation of the proposal at the Meeting since inclusion and presentation are subject to compliance with certain federal regulations.

Adjournment

In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the Meeting, the persons named as proxies may move one or more adjournments of the Meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the Meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

By Order of the Board of Trustees

Sherry Sasaki

Secretary

September 30, 2010

Please complete, date and sign the enclosed proxy, and return it promptly in the enclosed reply envelope. No postage is required if mailed in the United States. You may also vote your proxy by telephone or over the internet.

EXHIBIT A

FPA FUNDS TRUST'S FPA CRESCENT FUND
AUDIT COMMITTEE CHARTER

ORGANIZATION

This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors or the Board of Trustees (hereinafter referred to as the "Board") for any changes to the Charter. The Committee shall be appointed by the Board and shall comprise at least three Directors or Trustees (hereinafter referred to as "Trustees"), each of whom is independent.

Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from the Adviser. To be considered independent, a member may not, other than in his or her capacity as a member of the Board, the Committee or any other committee of the Board, accept any consulting, advisory or other compensatory fee from the Fund or the Adviser or any of its affiliates. Additionally, no member shall be an "interested person" of the Fund under the Investment Company Act of 1940 (the "Act").

All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee. It is expected that, under normal circumstances, the Board will designate at least one qualified member of the Committee as an "audit committee financial expert" under regulations adopted by the Securities and Exchange Commission ("SEC"). This designation will not reduce the responsibility of the other Committee members, nor will it increase the designee's duties, obligations, or liability as compared to his or her duties, obligations, and liability as a member of the Committee and of the Board.

If the Board has not designated a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership. The Committee will hold regular meetings at least twice annually. Special meetings may be called at any time by any member of the Committee or at the request of the Fund's independent auditors. The Chair will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member. The presence of a majority of the members will constitute a quorum. The Chair will report the actions taken by the Committee to the Board and such report shall be included in the minutes of the Board meeting.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to the Fund's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Fund's financial statements, and the legal compliance and ethics programs as established by the Adviser and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors, and the Adviser of the Fund. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Fund. The Committee may retain special counsel and other experts or consultants at the expense of the Fund.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Fund's financial reporting process on behalf of the Board and report the results of its activities to the Board. The Adviser is responsible for preparing the Fund's financial statements, and the independent auditors are responsible for auditing those financial statements on an annual basis. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound compliance practices, and ethical behavior.

The following shall be the principal recurring process of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•  The Committee shall have a clear understanding with the Adviser and the independent auditors that the independent auditors are ultimately accountable to the Audit Committee and the Board as representatives of the Fund's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, when appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from the Adviser and the Fund and the matters included in the written disclosures required by the applicable laws, rules, and positions, including those of the Securities and Exchange Commission and accounting oversight boards. Annually, the Committee shall review and recommend to the Board the selection of the Fund's independent auditors, subject to shareholders' approval, if required.

A-1

•  The Committee shall pre-approve all audit and permissible non-audit services that the Committee considers compatible with maintaining the independent auditors' independence. The pre-approval requirement will extend to all non-audit services provided to the Fund, the Adviser, and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund; provided, however, that an engagement of the Fund's independent auditors to perform attest services for the Fund, the Adviser or its affiliates required by generally accepted auditing standards to complete the examination of the Fund's financial statements (such as an examination conducted in accordance with Statement on Auditing Standards Number 70 issued by the American Institute of Certified Public Accountants), will be deem pre-approved if: (i) the Fund's independent auditors inform the Audit Committee of the engagement, (ii) the Fund's independent auditors advise the Audit Committee at least annually that the performance of this engagement will not impair the independent auditor's independence with respect to the Fund, and (iii) the Audit Committee receives a copy of the independent auditor's report prepared in connection with such services. The Committee may delegate to one or more Committee members the authority to review and pre-approve audit and permissible non-audit services. Actions taken under any such delegation will be reported to the full Committee at its next meeting.

•  The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including fees and the adequacy of staffing. Also, the Committee shall discuss with the Adviser and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Fund's system to monitor and manage business risk and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, without the Adviser present, to discuss the results of their examinations.

•  The Committee shall review with the Adviser the semiannual financial statements prior to the issuance of the Fund's Semiannual Report to Shareholders. The Chair of the Committee may represent the entire Committee for the purposes of this review.

•  The Committee shall review with the Adviser and the independent auditors the financial statements to be included in the Fund's Annual Report to Shareholders, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

•  The Committee shall meet at least annually with the Fund's Chief Compliance Officer and review reports prepared from time to time by the Fund's Chief Compliance Officer concerning the Fund's legal compliance programs.

•  The Committee shall review and take any measures it deems appropriate to address any complaints or reports provided to the Fund or the Committee related to any Fund accounting or auditing matter or any potential violation of law. Also, the Committee shall review and take any measures it deems appropriate to address any complaints or reports provided by employees of the Fund's investment adviser or its affiliates concerning any such matters.

A-2

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Directions: First Pacific Advisors, LLC.
11400 West Olympic Boulevard, Suite 1200, Los Angeles, California, Telephone (310) 473-0225
Entrance to parking lot on Purdue Avenue

405 Southbound:
Take Pico Blvd. exit. (Tennessee)
Go West on Tennessee.
Right on Purdue.
405 Northbound:
Exit on National Blvd.
Left on National. (West)
Right on Sawtelle. (North)
Left on Olympic.
Left on Purdue.	10 Westbound: Exit Bundy North. Right on Olympic. Right on Purdue. 10 Eastbound: Exit Centinela. (Pico) Go East on Pico. Left on Purdue.

map not to scale

PO BOX 55053 BOSTON MA 02205-5053	Individual Account Proxy Voting Ballot

Your Proxy Vote is Important !

Vote by Internet
Please go to the electronic voting site at www.eproxy.com/fpac. Follow the on-line instructions. If you vote by internet, you do not have to return your paper ballot.

Vote by Phone
Please call us toll free at 1-866-977-7699, and follow the instructions provided. If you vote by telephone, you do not have to return your paper ballot.

Vote by Mail
Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage paid return envelope.

If Voting by Mail Remember to sign and date form below.	PROXY TABULATOR
PO BOX 55053
Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	BOSTON, HA 02205-9930

700 182 709 063 5

FPA FUNDS TRUST’S

FPA CRESCENT FUND

11400 West Olympic Boulevard, Suite 1200

Los Angeles, California 90064-1550

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned hereby appoints STEVEN T. ROMICK, ALFRED E. OSBORNE, JR., and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes them to represent and to vote, as provided on the reverse side, all shares of Common Stock of the above Fund which the undersigned is entitled to vote at the special meeting of shareholders to be held on October 29, 2010, at 10:00 a.m., Pacific Time, and at any adjournments thereof. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement, dated September 2010.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting day. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy ballot.

Important notice regarding the internet availability of proxy materials for the special meeting of shareholders. Proxy materials are available at: http://www.eproxy.com/fpac.

Note: Please sign exactly as your name appears on this proxy ballot. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.

Signature

Signature

Date

Proposal(s) listed on reverse side.

FPA.. '20110'.0044706004.00039.00039.PRXGEN02.00075000030000008897001827090635

Individual Account Proxy Voting Ballot	(1 of 1)

700 182 709 063 5

Fund Name

FPA CRESCENT FUND

If no direction is given, this Proxy will be voted  FOR proposals 1 and 2.

The Board of Trustees recommends a vote  FOR all proposals.

Please fill in the box(es) as shown using black or blue ink or a No. 2 pencil. Please do not use fine point pen.	☒

				FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*

1	To vote for the election of trustees:			☐	☐	☐

	01 Altman	02 Merrick	03 Osborne	To withhold authority to vote for any individual nominee(s). write the number of the nominee(s) in the box below
	04 Purcell	05 Romick	06 Rudnick

				FOR	AGAINST	ABSTAIN

2	Approval of a proposed revision to the Fund’s fundamental investment policy on purchasing and selling commodities.			☐	☐	☐

3	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

FPA.. '20100'.0044706004.00040.00040.PRXGEN02.00075000030000008897001827090635